EXHIBIT 99.1

          ILM I LEASE CORPORATION ORDERED TO LIQUIDATE AND DISSOLVE




      June 29, 2001, Tyson's Corner, Virginia: ILM I Lease Corporation today announced that on June 15, 2001, upon a motion for judicial dissolution brought by it, a Virginia Circuit Court residing in Fairfax County, Virginia granted such motion and ordered that ILM I Lease Corporation immediately be liquidated, dissolved and its affairs wound up, all pursuant to the Virginia Stock Corporation Act. ILM I Lease Corporation sought this relief because since August 15, 2000, ILM I Lease Corporation's operations permanently ceased, it no longer is a going concern and is nearly insolvent. In addition, ILM I Lease Corporation lacks financial, administrative and other resources sufficient to seek shareholder approval of such liquidation, dissolution and winding-up.

      ILM I Lease Corporation believes that, upon liquidation, it will be able to pay in full all of its creditors and, to the extent any assets are then remaining (which ILM I Lease Corporation is unable to ascertain at this time), would seek to pay to its shareholders a liquidating distribution. However, ILM I Lease Corporation believes that after the payment of creditors, the amount of the per share liquidating distribution would be nominal.

      Upon the winding up of ILM I Lease Corporation's affairs, ILM I Lease Corporation intends to seek a court order terminating its corporate existence.

Contact:  Jeffry R. Dwyer  (888) 257-3550

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